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                                                                   EXHIBIT 4.13

                         SETTLEMENT AND GENERAL RELEASE
                         ------------------------------

         THIS SETTLEMENT AND GENERAL RELEASE ("Agreement") is effective as of August 13, 2003 ("Effective Date") between
GRAL, Inc. ("GRAL") on the one side, and netGuru, Inc. ("netGuru") on the other side, all of whom may be hereafter be referred to as the "Parties."

         WHEREAS, a dispute has arisen regarding a Stock Purchase Agreement dated March 27, 2000 and a letter stock buy-back agreement dated June 15, 2001 entered into between the Parties whereby GRAL contends that it is owed US$271,800.00, plus interest, and netGuru disputes such contention claiming nothing is owed (the "Dispute").

         WHEREAS, the Parties wish to resolve the Dispute. By entering into this Agreement, neither Party admits any liability to the other.

         NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, and in consideration of the mutual promises, covenants and conditions herein contained, the Parties agree as follows:

         1. STOCK SETTLEMENT PAYMENT: netGuru shall issue 32,004 shares of its common stock in netGuru as soon as practicable after execution of this Agreement by all Parties. GRAL shall receive twelve (12) share certificates in the following respective amounts - twelve (12) respective certificates for 2,667 shares. For a period of twelve (12) months after effectiveness of the registration statement, GRAL shall be entitled to sell no more than one-twelfth of its respective shares in each month. GRAL acknowledges and understands that
(a) the shares to be issued will be "restricted securities" for purposes of federal and state securities laws and may not be sold, transferred or hypothecated in the absence of registration or qualification under those securities laws, or an exemption from registration or qualification; and (b) the share certificates will bear a restrictive legend evidencing the foregoing. GRAL further acknowledges that it has received and had an opportunity to review netGuru's Form 10-KSB for the fiscal year ended March 31, 2003, as filed with the Securities and Exchange Commission.

         2. REGISTRATION. As soon as practicable after issuance of the shares described above, netGuru shall file a registration statement on Form S-3 with the Securities and Exchange Commission registering for resale to the public the shares issued to GRAL hereunder. All costs associated with the registration shall be borne by netGuru. GRAL shall provide all information regarding itself as the selling shareholder that netGuru may reasonably request in connection with the preparation and filing of the registration statement. GRAL agrees to abide by all provisions of the S-3 registration statement, including, but not limited to, the restrictions on the manner of sale. netGuru will notify GRAL upon receiving confirmation of effectiveness of the registration statement. Upon effectiveness of the registration statement, GRAL may sell up to, but not more than, 2,667 of the shares issued to him hereunder pursuant to the resale prospectus that will be part of the registration statement, and GRAL agrees that it will comply with the prospectus delivery requirements imposed by the

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Securities Act of 1933, as amended, in connection with any public resale of the shares issued hereunder. GRAL understands and acknowledges that netGuru's transfer agent will be so instructed, and that a "stop transfer" order will be placed with the transfer agent to prevent re-sales exceeding that amount.

         3. MAINTAINING REGISTRATION. netGuru hereby agrees to maintain the effectiveness of the registration statement until such time as GRAL has sold all of the securities set forth herein. Further, because netGuru intends to register the stock herein pursuant to an S-3 Registration Statement, netGuru represents and warrants that it is qualified to register these shares in this manner. In the event netGuru is unable to register the shares pursuant to an S-3 Registration Statement, netGuru shall register said shares under an S-1 Registration Statement or any other form of registration it deems appropriate.

         4. MUTUAL RELEASE. Except for the rights and obligations of the Parties arising from this Agreement, the Parties hereby, for themselves, their employees, agents, partners, members, representatives, successors and assigns, discharge and release one another, their past and present employees, agents, executors, administrators, trustees, heirs, spouses, attorneys, partners, insurers, representatives, assigns, predecessors, successors and related entities and/or subsidiaries, including, release each other from any and all claims, damages, actions, judgments, obligations, attorneys' fees, indemnities, subrogations, duties, demands, controversies and liabilities of every nature at law or in equity, liquidated, or unliquidated, known or unknown, matured or unmatured, foreseeable or unforeseeable, which they had or have arising out of any circumstance, thing, or event alleged, or arising out of the dispute.

         5. WAIVER OF CIVIL CODE SECTION 1542. The Parties agree to waive the provisions of California Civil Code Section 1542 and agree that the Parties' releases set forth hereinabove extend to all claims of every kind, nature and description whatsoever, known or unknown, suspected or unsuspected this release covers all claims which the Parties know, as well as those claims that the Parties do not know or suspect to exist in their favor at the time of executing this release. Section 1542 states as follows:

         "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

         6. CONFIDENTIALITY. The Parties agree that they will keep all facts relating to this Agreement and the dispute confidential and will not disclose any portion of this Agreement or any facts relating to the dispute, unless compelled by law or an order of a court.

         7. ENTIRE AGREEMENT. This Agreement contains the sole, complete and entire agreement and understanding of the Parties concerning the matters contained herein and may not be altered, modified, or changed in any manner

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except by a writing duly executed by the Parties. No Party is relying on any representations other than those expressly set forth herein. No conditions precedent to the effectiveness of this Agreement exists, other than as expressly provided for herein. There are no oral or written collateral agreements. All prior discussions and negotiations have been and are merged, integrated into and superseded by this Agreement.

         8. NO LIABILITY. The Parties execute this Agreement for the sole purpose of settling the matters involved in the Dispute, and it is expressly understood and agreed, as a condition hereof, that this Agreement should not constitute nor be construed to be an admission of the truth or correctness of any claim asserted.

         9. REPRESENTATION OF AUTHORITY. Each individual executing this Agreement on behalf of any Party expressly represents and warrants that he/she has authority to execute and thereby bind the Party on behalf of which he/she executes this Agreement to the terms of this Agreement and agrees to indemnify and hold harmless each other Party from any claim that such authority did not exist

         10. HEADINGS. The headings included in this Agreement are for convenience only and do not limit, alter, or affect the matters contained in this Agreement.

         11. WAIVER. The delay or failure of a Party to exercise any right, power or privilege hereunder, or failure to strictly enforce any breach or default shall not constitute a waiver with respect thereto; and no waiver of any such right, power, privilege, breach or default on any one occasion shall constitute a waiver thereof on subsequent occasion unless clear and express notice thereof in writing is provided.

         12. ATTORNEYS' FEES UPON BREACH. If any action at law or in equity, or any motion, is brought to enforce this Agreement, the prevailing Party shall be entitled to all of its costs in bringing and prosecuting said action or motion, including reasonable attorneys' fees.

         13. APPLICABLE LAW. This Agreement shall be construed, interpreted and enforced in accordance with and be governed by the laws of the State of California. Additionally, the Parties consent to personal jurisdiction exclusively in the state and federal courts located in Los Angeles County, California with respect to any dispute, action, claim or proceeding arising out of this Agreement.

         14. ADVICE OF COUNSEL. The Parties represent that prior to the execution of this Agreement they had the opportunity to seek the benefit of independent legal counsel of their own selection regarding the substance of this Agreement.

         15. COSTS. The Parties to this Agreement agree to bear their own costs and attorneys' fees in connection with the Dispute.

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         16. WARRANTIES. The Parties, and each of them, represent and warrant to the other Parties that (i) they, and each of them, have the sole right and exclusive authority to execute this Agreement; and (ii) they have not sold, assigned, transferred, conveyed or otherwise disposed of any claim, demand, cause of action, obligation, damage or liability covered in this Agreement.

         17. COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which together constitute one single document.

         18. TELEFACSIMILE SIGNATURES. This Agreement and any documents relating to it may be executed and transmitted to any other party by facsimile, which facsimile shall be deemed to be, and utilized in all respects as, an original wet-inked document.

         19. DATE OF EXECUTION. The Parties execute this Agreement on the date set forth below effective as of the Effective Date first above set forth.

SO AGREED:

                                            netGuru, Inc.

Dated: AUGUST 14, 2003                      By: /s/ AMRIT K. DAS
       ---------------                          ---------------------------
                                                    Amrit K. Das,
                                                    Chief Executive Officer

                                             GRAL, Inc.

Dated: AUGUST 14, 2003                      By: /s/ GUENTHER PFAFF
       ---------------                          ---------------------------
                                                    Guenther Pfaff,
                                                    President

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